FORM OF SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is dated as of ________________________________, 2012, by and between Wizard World, Inc., a Delaware corporation (the “Company”), and the subscribers identified on Schedule 1 hereto (collectively, the “Subscribers” and each, a “Subscriber”).

WHEREAS, the Company and the Subscribers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6) and/or Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”);

WHEREAS, the parties hereto desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Subscribers, as provided herein, and the Subscribers, in the aggregate, shall purchase up to $2,000,000 of shares of Series A Cumulative Convertible Preferred Stock of the Company, par value $0.0001 per share (“Preferred Stock”), at a purchase price (the “Purchase Price”) equal to one hundred dollars ($100) per share, which Preferred Stock shall be convertible into shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), subject to the rights and preferences described in the Certificate of Designation, as amended, annexed hereto as Exhibit A (“Certificate of Designation”), and Series A common stock purchase warrants (the “Warrants”) in the form attached hereto as Exhibit B, to purchase shares of Common Stock (the “Warrant Shares”) (the “Offering”). The Preferred Stock, shares of Common Stock issuable upon conversion of the Preferred Stock (the “Shares”), the Warrants and the Warrant Shares are collectively referred to herein as the “Securities”;

WHEREAS, the minimum subscription amount is $100,000. The Company may, in its sole discretion, accept subscriptions from Subscribers for lesser amounts;

WHEREAS, the Company may, in its sole discretion, increase the amount of the Offering by an additional $400,000;

WHEREAS, the Offering is set to expire on March 31, 2012 (the “Offering Period”). The Company may, in its sole discretion, with or without notice to the Subscribers, extend the Offering Period by an additional period not to exceed sixty (60) days; and

WHEREAS, the aggregate proceeds of the sale of the Preferred Stock and the Warrants contemplated hereby (“Purchase Price”) shall be held in escrow by VStock Transfer, LLC (the “Escrow Agent”) pursuant to the terms of an Escrow Agreement to be executed by the parties hereto substantially in the form attached hereto as Exhibit C (the “Escrow Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and each of the Subscribers hereby agree as follows:

1.    Closing.

(a)          Closing. Subject to the satisfaction or waiver of the terms and conditions of this Agreement and the term sheet of even date herewith related to the Offering, on the “Closing Date,” the Subscribers shall purchase, and the Company shall sell to such Subscribers in accordance with Schedule 1 hereto, the Preferred Stock and the Warrants as described in Section 2 below. The date the Escrow Agent releases the funds received from one or more Subscribers to the Company and releases the escrow documents to the parties hereto in accordance with the provisions of the Escrow Agreement shall be the Closing Date with respect to such released funds and Escrow Documents, and such releases are referred to herein as the “Closing.” The parties hereto may agree to have more than one Closing once funds are deposited into the escrow account, in which case the first Closing shall be referred to herein as the “Initial Closing”).

(b)          Time Effective Clauses. All time effective clauses not specifically related to an actual Closing Date shall be deemed to have commenced as of the Initial Closing Date, if more than one Closing, or the Closing Date, if only one Closing.

2.     Series A Preferred Stock and Series A Warrant.

(a)          Series A Preferred Stock. On the Closing Date, each Subscriber shall purchase and the Company shall sell to each such Subscriber, the number of shares of Preferred Stock designated on such Subscriber’s signature page hereto for such Subscriber’s Purchase Price indicated thereon.

(b)          Series A Warrants. On the Closing Date, the Company shall issue and deliver the Warrants to the Subscribers as follows: (i) one Warrant shall be issued for each Two Dollars ($2.00) of Purchase Price paid by a Subscriber on the Closing Date. The exercise price to acquire a Warrant Share upon exercise of a Warrant shall be $0.60, subject to amendment as described in the Warrants. The Warrants shall be exercisable until five (5) years after the Closing Date.

3.     Payment and Allocation of Purchase Price. In consideration of the issuance of the Preferred Stock and Warrants on the Closing Date, each Subscriber shall pay to or for the benefit of the Company such Subscriber’s Purchase Price, as set forth on the signature pages hereto. The number of Warrant Shares eligible for purchase by each such Subscriber is set forth on the signature pages hereto. The Purchase Price will be allocated among the components of the Preferred Stock and Warrants so that each component of same will be fully paid and non-assessable.

4.     Subscriber Representations and Warranties. Each of the Subscribers, severally but not jointly, hereby represents and warrants to, and agrees with the Company that, with respect only to such Subscriber:

(a)          Organization and Standing of Subscriber. If Subscriber is an entity, Subscriber is duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation. If the Subscriber is a natural person, Subscriber has the legal capacity and power to enter into the Transaction Documents (as defined herein).

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(b)          Authorization and Power. Such Subscriber has the requisite power and authority to enter into and perform this Agreement and the other Transaction Documents and to purchase the Preferred Stock and Warrants being sold to such Subscriber hereunder. The execution, delivery and performance of this Agreement and the other Transaction Documents by such Subscriber, and the consummation by such Subscriber of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action, and no further consent or authorization of Subscriber or its board of directors, manager(s), trustee, stockholders, partners, members or beneficiaries, as applicable, is required. This Agreement and the other Transaction Documents have been duly authorized, executed and delivered by such Subscriber and constitutes, or shall constitute, when executed and delivered, a valid and binding obligation of such Subscriber, enforceable against Subscriber in accordance with the terms thereof.

(c)          No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation by such Subscriber of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of such Subscriber’s charter documents, bylaws or other organizational documents, if applicable; (ii) conflict with nor constitute a default (or an event which with notice or lapse of time or both would become a default) under any agreement to which such Subscriber is a party; or (iii) result in a violation of any law, rule or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Subscriber or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a Material Adverse Effect on Subscriber). Such Subscriber is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for such Subscriber to execute, deliver or perform any of such Subscriber’s obligations under this Agreement and the other Transaction Documents, nor to purchase the Securities in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Subscriber is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(d)          Information on Company. Such Subscriber has been furnished with or has had access to the EDGAR Website of the Commission to the Company’s filings made with the Commission through the tenth (10th) business day preceding the Closing Date (hereinafter collectively referred to as the “Reports”). Such Subscriber is not deemed to have any knowledge of any information not included in the Reports, unless such information is delivered in the manner described in the next sentence. In addition, such Subscriber may have received in writing from the Company such other information concerning its operations, financial condition and other matters as such Subscriber has requested in writing, identified thereon as OTHER WRITTEN INFORMATION (such other information is collectively, the “Other Written Information”), and considered all factors such Subscriber deems material in deciding on the advisability of investing in the Securities.

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(e)          Information on Subscriber. Such Subscriber is, and will be at the time of the conversion of the Preferred Stock and exercise of the Warrants, an “accredited investor,” as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable such Subscriber to utilize the information made available by the Company to evaluate the merits and risks of, and to make an informed investment decision with respect to, the proposed purchase, which such Subscriber hereby agrees represents a speculative investment. Such Subscriber has the authority and is duly and legally qualified to purchase and own the Securities. Such Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The information set forth on Schedule 1 hereto regarding such Subscriber is accurate.

(f)          Purchase of Preferred Stock and Warrants. On the Closing Date, such Subscriber will purchase the Preferred Stock and Warrants as principal for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.

(g)          Compliance with Securities Act. Such Subscriber understands and agrees that the Securities have not been registered under the 1933 Act or any applicable state securities laws by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of Subscriber contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration. In any event, and subject to compliance with applicable securities laws, Subscriber may enter into lawful hedging transactions in the course of hedging the position they assume and the Subscriber may also enter into lawful short positions or other derivative transactions relating to the Securities, or interests in the Securities, and deliver the Securities, or interests in the Securities, to close out their short or other positions or otherwise settle other transactions, or loan or pledge the Securities, or interests in the Securities, to third parties who in turn may dispose of these Securities.

(h)          Conversion Shares and Warrant Shares Legend. The Conversion Shares and Warrant Shares shall bear the following or similar legend:

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER AND REASONABLY APPROVED BY THE COMPANY), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

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(i)          Preferred Stock and Warrants Legend. The Preferred Stock and Warrants shall bear the following legend:

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE OR EXERCISABLE] HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER AND REASONABLY APPROVED BY THE COMPANY), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

(j)          Communication of Offer. The offer to sell the Securities was directly communicated to such Subscriber by the Company. At no time was such Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

(k)          Restricted Securities. Such Subscriber understands that the Securities have not been registered under the 1933 Act and such Subscriber shall not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Securities unless pursuant to an effective registration statement under the 1933 Act, or unless an exemption from registration is available. Notwithstanding anything to the contrary contained in this Agreement, such Subscriber may transfer (without restriction and without the need for an opinion of counsel as permitted under applicable law) the Securities: (i) to such Subscriber’s Affiliates (as defined below), provided that each such Affiliate is an “accredited investor,” as such term is defined under Regulation D, and such Affiliate agrees in writing to be bound by the terms and conditions of this Agreement; (ii) to such Subscriber’s Immediate Family (as defined below), provided the Immediate Family member agrees in writing to be bound by the terms and conditions of this Agreement; (iii) to an inter vivos or testamentary trust (or other entity) in which the Securities are to be passed to Subscriber’s designated beneficiaries; or (iv) by will or by the laws of descent or distribution. For the purposes of this Agreement, an “Affiliate” of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity. Without limiting the foregoing, each Subsidiary (as defined herein) is an Affiliate of the Company. For purposes of this definition, “control” means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. For purposes of this Agreement, “Immediate Family” means any child, stepchild, parent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law.

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(l)          No Governmental Review. Such Subscriber understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities, nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(m)          Independent Decision. The decision of such Subscriber to purchase Securities has been made by such Subscriber independently of any other Subscriber and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Subscriber or by any agent or employee of any other Subscriber, and no Subscriber or any of its agents or employees shall have any liability to any other Subscriber (or any other Person) relating to or arising from any such information, materials, statements or opinions.

(n)          Correctness of Representations. Subscriber represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless Subscriber otherwise notifies the Company in writing prior to the Closing Date, shall be true and correct as of the Closing Date.

(o)          Survival. The foregoing representations and warranties shall survive the Closing Date.

5.    Company Representations and Warranties. Except as set forth in the Schedules hereto, the Company represents and warrants to and agrees with each Subscriber that:

(a)          Due Incorporation. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as presently conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect (as defined herein). For purposes of this Agreement, a “Material Adverse Effect” shall mean a material adverse effect on the financial condition, results of operations, prospects, properties or business of the Company and its Subsidiaries taken as a whole. For purposes of this Agreement, “Subsidiary” means, with respect to any entity at any date, any direct or indirect corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity of which (A) more than 30% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity, or (B) is under the actual control of the Company. As of the Closing Date, all of the Company’s Subsidiaries and the Company’s other ownership interests therein are set forth on Schedule 5(a). The Company represents that it owns all of the equity of the Subsidiaries and rights to receive equity of the Subsidiaries set forth on Schedule 5(a), free and clear of all liens, encumbrances and claims, except as set forth on Schedule 5(a). No person or entity other than the Company has the right to receive any equity interest in the Subsidiaries. Except as set forth on Schedule 5(a), the Company further represents that neither the Company nor the Subsidiaries have been known by any other names for the five (5) years preceding the date of this Agreement.

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(b)          Outstanding Stock. All issued and outstanding shares of capital stock and equity interests in the Company have been duly authorized and validly issued and are fully paid and non-assessable.

(c)          Authority; Enforceability. This Agreement, the Preferred Stock, Warrants, the Escrow Agreement, and any other agreements delivered or required to be delivered together with or pursuant to this Agreement or in connection herewith (collectively, the “Transaction Documents”) have been duly authorized, executed and delivered by the Company and/or the Subsidiaries, as the case may be, and are valid and binding agreements of the Company and/or the Subsidiaries, as the case may be, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity. The Company and/or the Subsidiaries, as the case may be, have full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform their obligations thereunder.

(d)          Capitalization and Additional Issuances. The authorized and outstanding capital stock of the Company and the Subsidiaries on a fully diluted basis and all outstanding rights to acquire or receive, directly or indirectly, any equity of the Company and/or the Subsidiaries as of the date of this Agreement and the Closing Date (not including the Securities) are set forth on Schedule 5(d). Except as set forth on Schedule 5(d), there are no options, warrants or rights to subscribe to securities, rights, understandings or obligations convertible into or exchangeable for or granting any right to subscribe for any shares of capital stock or other equity interest of the Company or any of the Subsidiaries. The only officer, director, employee and consultant stock option or stock incentive plan or similar plan currently in effect or contemplated by the Company is described on Schedule 5(d). There are no outstanding agreements or preemptive or similar rights affecting the Company’s Common Stock or equity.

(e)          Consents. No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, the Subsidiaries or any of their Affiliates, any Principal Market as defined in Section 9(b) or the Company’s stockholders is required for the execution by the Company of the Transaction Documents and compliance and performance by the Company and the Subsidiaries of their respective obligations under the Transaction Documents, including, without limitation, the issuance and sale of the Securities. The Transaction Documents and the Company’s performance of its obligations thereunder have been unanimously approved by the Company’s board of directors in accordance with the Company’s Certificate of Incorporation and applicable law. Any such qualifications and filings will, in the case of qualifications, be effective upon Closing, and will, in the case of filings, be made within the time prescribed by law.

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(f)          No Violation or Conflict. Conditioned upon the representations and warranties of Subscriber in Section 4 hereof being materially true and correct, neither the issuance nor the sale of the Securities nor the performance of the Company’s obligations under this Agreement and the other Transaction Documents by the Company, will:

(i)          violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the certificate of incorporation or bylaws of the Company, (B) to the Company’s knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or over the properties or assets of the Company or any of its Affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its Affiliates is a party, by which the Company or any of its Affiliates is bound, or to which any of the properties of the Company or any of its Affiliates is subject or (D) the terms of any “lock-up” or similar provision of any underwriting or similar agreement to which the Company, or any of its Affiliates is a party, except the violation, conflict, breach or default of which would not have a Material Adverse Effect; or

(ii)         result in the creation or imposition of any lien, charge or encumbrance upon the Securities or any of the assets of the Company or any of its Affiliates, except in favor of each Subscriber as described herein; or

(iii)        except as set forth in Schedule 5(f) hereto, result in the activation of any anti-dilution rights or a reset or repricing of any debt, equity or security instrument of any creditor or equity holder of the Company, or the holder of the right to receive any debt, equity or security instrument of the Company, nor result in the acceleration of the due date of any obligation of the Company; or

(iv)        except as set forth in Schedule 5(f) hereto, result in the triggering of any piggy-back or other registration rights of any person or entity holding securities of the Company or having the right to receive securities of the Company.

(g)          The Securities. The Securities upon issuance:

(i)          are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject only to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

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(ii)         have been, or will be, duly and validly authorized and on the dates of issuance of the Preferred Stock and Warrants, the Conversion Shares upon conversion of the Preferred Stock, and the Warrant Shares upon exercise of the Warrants, such Preferred Stock, Warrants, Conversion Shares and Warrant Shares will be duly and validly issued, fully paid and non-assessable and if registered pursuant to the 1933 Act and resold pursuant to an effective registration statement or an exemption from registration, will be free trading, unrestricted and unlegended;

(iii)        will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company or rights to acquire securities or debt of the Company;

(iv)        will not subject the holders thereof to personal liability by reason of being such holders; and

(v)         conditioned upon the representations and warranties of the Subscribers as set forth in Section 4 hereof being materially true and correct, will not result in a violation of Section 5 under the 1933 Act.

(h)          Litigation. There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates that would affect the execution by the Company or the complete and timely performance by the Company of its obligations under the Transaction Documents. Except as disclosed in the Reports, there is no pending or, to the best knowledge of the Company, basis for or threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates which litigation if adversely determined would have a Material Adverse Effect.

(i)          No Market Manipulation. The Company and its Affiliates have not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued or resold.

(j)          Information Concerning Company. The Reports and Other Written Information contain all material information relating to the Company and its operations and financial condition as of their respective dates which information is required to be disclosed therein. Since September 30, 2010, and except as disclosed in the Reports or modified in the Reports and Other Written Information or in the Schedules hereto, there has been no Material Adverse Effect relating to the Company’s business, financial condition or affairs. The Reports and Other Written Information including the financial statements included therein do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, taken as a whole, not misleading in light of the circumstances and when made.

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(k)          Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, and subject to the assumption of continuing as a going concern, (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted, including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(l)          Defaults. The Company is not in violation of its certificate of incorporation or bylaws. The Company is (i) not in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters which default would have a Material Adverse Effect, or (iii) not in violation of any statute, rule or regulation of any governmental authority which violation would have a Material Adverse Effect.

(m)          No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security of the Company nor solicited any offers to buy any security of the Company under circumstances that would cause the offer of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Pink Sheets. No prior offering will impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder. Neither the Company nor any of its Affiliates will take any action or suffer any inaction or conduct any offering other than the transactions contemplated hereby that may be integrated with the offer or issuance of the Securities or that would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder.

(n)          No General Solicitation. Neither the Company, nor any of its Affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

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(o)          No Undisclosed Liabilities. The Company has no liabilities or obligations which are material, individually or in the aggregate, other than those incurred in the ordinary course of the Company’s business since September 30, 2010, and which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, except as disclosed in the Reports or in Schedule 5(o).

(p)          No Undisclosed Events or Circumstances. Since September 30, 2010, except as disclosed in the Reports, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the Reports.

(q)          Dilution. The Company’s executive officers and directors understand the nature of the Securities being sold hereby and recognize that the issuance of the Securities will have a potential dilutive effect on the equity holdings of other holders of the Company’s equity or rights to receive equity of the Company. The board of directors of the Company has concluded, in its good faith business judgment, that the issuance of the Securities is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Conversion Shares upon conversion of the Preferred Stock and the Warrant Shares upon exercise of the Warrants is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other stockholders of the Company or parties entitled to receive equity of the Company.

(r)          No Disagreements with Accountants and Lawyers. There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers previously and presently employed by the Company, including, but not limited to, disputes or conflicts over payment owed to such accountants and lawyers, nor have there been any such disagreements during the two years prior to the Closing Date.

(s)          Investment Company. Neither the Company nor any Affiliate of the Company is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(t)          Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

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(u)          Reporting Company/Shell Company. The Company is a publicly-held company. As of the Closing Date, the Company is not a “shell company” but is a “former shell company” as those terms are employed in Rule 144 under the 1933 Act.

(v)         Listing. The Company’s Common Stock is quoted on the Pink Sheets (“Pink Sheets”) under the symbol “WIZD”. The Company has not received any pending oral or written notice that its Common Stock is not eligible nor will become ineligible for quotation on the Pink Sheets nor that its Common Stock does not meet all requirements for the continuation of such quotation.

(w)          DTC Status. The Company’s transfer agent is a participant in, and the Common Stock is or shall be eligible for transfer pursuant to, the Depository Trust Company Automated Securities Transfer Program. The name, address, telephone number, fax number, contact person and email address of the Company transfer agent is set forth on Schedule 5(w) hereto.

(x)          Company Predecessor and Subsidiaries. The Company makes each of the representations contained in Sections 5(a), (b), (c), (d), (e), (f), (h), (j), (k), (l), (o), (p), (r), (s) and (t) of this Agreement, as same relate or could be applicable to each Subsidiary. All representations made by or relating to the Company of a historical or prospective nature and all undertakings described in Section 9 shall relate, apply and refer to the Company and the Subsidiaries and their predecessors and successors.

(y)          Correctness of Representations. The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless the Company otherwise notifies the Subscribers prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date; provided that if such representation or warranty is made as of a different date, such representation or warranty shall be true as of such date.

(z)          Survival. The foregoing representations and warranties shall survive the Closing Date.

6.    Regulation D Offering. The offer and issuance of the Securities to the Subscribers is being made pursuant to an exemption from the registration provisions of the 1933 Act afforded by Section 4(2) or Section 4(6) of the 1933 Act and/or Rule 506 of Regulation D promulgated thereunder.

7.    Broker’s Commission/Finder’s Fee. The Company on the one hand, and each Subscriber (for such Subscriber only) on the other hand, agrees to indemnify the other against and hold the other harmless from any and all liabilities to any Persons claiming brokerage commissions or similar fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of such party’s actions. Except for Network 1 Financial Securities, Inc., the Company represents that to the best of its knowledge there are no parties entitled to receive fees, commissions, finder’s fees, due diligence fees or similar payments in connection with the Offering. Anything in this Agreement to the contrary notwithstanding, each Subscriber is providing indemnification only for such Subscriber’s own actions and not for any action of any other Subscriber. The liability of the Company and each Subscriber’s liability hereunder is several and not joint.

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8.    Legal Fees. The Company shall pay to Lucosky Brookman LP a cash fee (“Legal Fees”) as reimbursement for services rendered in connection with the transactions described in the Transaction Documents. The Legal Fees will be payable out of funds held pursuant to the Escrow Agreement. Lucosky Brookman LP will be reimbursed at Closing or Initial Closing, as the case may be, by the Company for all lien searches, filing fees and reasonable printing and shipping costs for the closing statements to be delivered to the Subscribers.

9.    Covenants of the Company. The Company covenants and agrees with the Subscribers as follows:

(a)          Stop Orders. Subject to the prior notice requirement described in Section 9(n) hereof, the Company will advise the Subscribers, within twenty-four (24) hours after it receives notice of issuance by the Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose. The Company will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Securities, except as may be required by any applicable federal or state securities laws, provided at least five (5) business days prior notice of such instruction is given to the Subscribers.

(b)          Listing/Quotation. The Company shall promptly secure the quotation or listing of the Conversion Shares and Warrant Shares upon each national securities exchange, or automated quotation system upon which the Company’s Common Stock is quoted or listed and upon which such Conversion Shares and Warrant Shares are or become eligible for quotation or listing (subject to official notice of issuance) and shall maintain same so long as any Preferred Stock and Warrants are outstanding. The Company will maintain the quotation or listing of its Common Stock on the NYSE Amex Equities, Nasdaq Capital Market, Nasdaq Global Market, Nasdaq Global Select Market, Pink Sheets, Over-the-Counter Bulletin Board, OTC Markets or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock) (the “Principal Market”), and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market, as applicable. Subject to the limitation set forth in Section 9(n) hereof, the Company will provide the Subscribers with copies of all notices it receives notifying the Company of the threatened and actual delisting of the Common Stock from any Principal Market. As of the date of this Agreement and the Closing Date, the Pink Sheets is the Principal Market.

(c)          Market Regulations. If required, the Company shall notify the Commission, the Principal Market and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Subscribers and promptly provide copies thereof to the Subscribers.

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(d)          Filing Requirements. As of the date hereof, the Company represents and warrants that it is a “voluntary filer” under the 1934 Act and, the Company covenants that, by March 31, 2012, the Company will have filed all reports under Section 13 of the 1934 Act that it would have been required to file thereunder had its Common Stock been registered under Section 12 of the 1934 Act since January 1, 2011. The Company covenants and agrees to cause its Common Stock to be registered under Section 12(g) of the 1934 Act on or before March 31, 2012. Commencing on the date of such registration and continuing until the last to occur of (i) all the Conversion Shares have been resold or transferred by the Subscribers pursuant to a registration statement or pursuant to Rule 144(b)(1)(i), and (ii) none of the Preferred Stock and Warrants are outstanding (the date of such latest occurrence being the “End Date”), the Company will (A) comply in all respects with its reporting and filing obligations under the 1934 Act and timely file all reports required to be filed by it thereunder, and (B) take no action to cause the deregistration of its Common Stock from Section 12(g) of the 1934 Act or the termination or suspension of such registration or the Company’s reporting and filing obligations thereunder. From the date of this Agreement and continuing until the End Date, the Company will continue the listing or quotation of the Common Stock on a Principal Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market. The Company agrees to timely file a Form D with respect to the Securities if required under Regulation D and to provide a copy thereof to each Subscriber promptly after such filing.

(e)          Use of Proceeds. The proceeds of the Offering will be substantially employed by the Company for the purposes set forth on Schedule 9(e) hereto. Except as described on Schedule 9(e), the Purchase Price may not and will not be used for accrued and unpaid officer and director salaries, nor payment of financing related debt nor redemption of outstanding notes or equity instruments of the Company nor non-trade payables outstanding on the Closing Date.

(f)          Reservation. Prior to the Closing or Initial Closing, as the case may be, the Company undertakes to reserve on behalf of the Subscribers from its authorized but unissued Common Stock, a number of shares of Common Stock equal to 150% of the amount of Common Stock necessary to allow the Subscribers to be able to convert all of the Preferred Stock and 100% of the amount of Warrant Shares issuable upon exercise of the Warrants (“Required Reservation”). Failure to have sufficient shares reserved pursuant to this Section 9(f) at any time prior to the End Date shall be a material default of the Company’s obligations under this Agreement and an Event of Default as employed in the Certificate of Designation. Without waiving the foregoing requirement, if at any time the Preferred Stock and Warrants are outstanding the Company has reserved on behalf of the Subscribers less than 125% of the amount necessary for full conversion of the outstanding Preferred Stock and dividends accrued on such Preferred Stock at the conversion price in effect on every such date and 100% of the Warrant Shares issuable upon exercise of outstanding Warrants (“Minimum Required Reservation”), the Company will promptly reserve the Minimum Required Reservation, or if there are insufficient authorized and available shares of Common Stock to do reserve the Minimum Required Reservation, the Company will take all action necessary to increase its authorized capital to be able to fully satisfy its reservation requirements hereunder, including the filing of a preliminary proxy with the Commission not later than fifteen (15) days after the first day the Company has reserved less than the Minimum Required Reservation. The Company agrees to provide notice to the Subscribers not later than five days after the date the Company has less than the Minimum Required Reservation reserved on behalf of the Subscribers.

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(g)          DTC Program. At all times that Preferred Stock or Warrants are outstanding, the Company will employ as the transfer agent for the Common Stock, Conversion Shares and Warrant Shares a participant in the Depository Trust Company Automated Securities Transfer Program.

(h)          Taxes. From the date of this Agreement and until the End Date, the Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefore.

(i)          Insurance. As reasonably necessary as determined by the Company, from the date of this Agreement and until the End Date, the Company will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company’s line of business and location, in amounts and to the extent and in the manner customary for companies in similar businesses similarly situated and located and to the extent available on commercially reasonable terms.

(j)          Books and Records. From the date of this Agreement and until the End Date, the Company will keep true records and books of account in which full, true and correct entries in all material respects will be made of all dealings or transactions in relation to its business and affairs in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis.

(k)          Governmental Authorities. From the date of this Agreement and until the End Date, the Company shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.

(l)          Intellectual Property. From the date of this Agreement and until the End Date, the Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use intellectual property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business, unless it is sold for value. Schedule 9(l) hereto identifies all of the intellectual property owned by the Company and the Subsidiaries, which schedule includes, but is not limited to, patents, patents pending, patent applications, trademarks, tradenames, service marks and copyrights.

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(m)          Properties. From the date of this Agreement and until the End Date, the Company will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto as the Company shall reasonably determine; and the Company will at all times comply with each provision of all leases and claims to which it is a party or under which it occupies or has rights to property if the breach of such provision could reasonably be expected to have a Material Adverse Effect. The Company will not abandon any of its assets, except for those assets which have negligible or marginal value , are obsolete or for which it is prudent to do so under the circumstances as reasonably determined by the Company.

(n)          Confidentiality/Public Announcement. From the date of this Agreement until the End Date, the Company agrees that except in connection with a Form 8-K, Form 10-Q, Form 10-K and the registration statement or statements regarding the Subscribers’ Securities or in correspondence with the Commission regarding same, it will not disclose publicly or privately the identity of a Subscriber unless expressly agreed to in writing by such Subscriber or only to the extent required by law and then only upon not less than two (2) business days prior notice to such Subscriber. In any event and subject to the foregoing, the Company undertakes to file a Form 8-K describing the Offering no later than the fourth (4th) day of the Closing Date. Prior to the filing of such Form 8-K, a draft in the final form will be provided for Subscribers’ review and approval. In the Form 8-K, the Company will specifically disclose the amount of Common Stock outstanding immediately after the Closing. Upon delivery by the Company to the Subscribers after the Closing Date of any notice or information, in writing, electronically or otherwise, and while Preferred Stock, Conversion Shares or Warrants are held by the Subscribers, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or the Subsidiaries, the Company shall, within four (4) days after any such delivery, publicly disclose such material, nonpublic information on a Report on Form 8-K. In the event that the Company believes that a notice or communication to the Subscribers contains material, nonpublic information relating to the Company or the Subsidiaries, except as required to be delivered in connection with this Agreement, the Company shall so indicate to the Subscribers prior to delivery of such notice or information. A Subscriber will be granted five (5) days to notify the Company that such Subscriber elects not to receive such information. In the case that a Subscriber elects not to receive such information, the Company will not deliver such information to such Subscriber. In the absence of any such Company indication, the Subscribers shall be allowed to presume that all matters relating to such notice and information do not constitute material, nonpublic information relating to the Company or the Subsidiaries.

(o)          Non-Public Information. The Company covenants and agrees that except for the Reports, Other Written Information and schedules and exhibits to this Agreement and the Transaction Documents, which information the Company undertakes to publicly disclose on the Form 8-K described in Section 9(n) above, neither it nor any other person acting on its behalf will at any time provide any Subscriber or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Subscriber, its agent or counsel shall have agreed in writing to accept such information as described in Section 9(n) above. The Company understands and confirms that the Subscribers shall be relying on the foregoing representations in effecting transactions in securities of the Company. The Company agrees that any information known to Subscriber required to be make public by the Company but not made public by the Company, not already made public by the Company may be made public and disclosed by the Subscriber.

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(p)          Negative Covenants. So long as Preferred Stock is outstanding, without the unanimous consent of all of the Subscribers, the Company will not and will not permit any of its Subsidiaries to directly or indirectly:

(i)          create, incur, assume or suffer to exist any pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, security title, mortgage, security deed or deed of trust, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code or comparable law of any jurisdiction) (each, a “Lien”) upon any of its property, whether now owned or hereafter acquired, except for: (a) Liens imposed by law for taxes that are not yet due or are being contested in good faith and for which adequate reserves have been established in accordance with GAAP; (b) carriers,’ warehousemen’s, mechanic’s, material men’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or that are being contested in good faith and by appropriate proceedings; (c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations; (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (e) Liens created with respect to the financing of the purchase of new property in the ordinary course of the Company’s business up to the amount of the purchase price of such property; and (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property (each of (a) through (f) hereof, a “Permitted Lien”);

(ii)         amend its certificate of incorporation, bylaws or its charter documents so as to materially and adversely affect any rights of the Subscribers; provided that an increase in the amount of authorized shares will not be deemed adverse to the rights of the Subscribers;

(iii)        repay, repurchase or offer to repay, repurchase or otherwise acquire or make any dividend or distribution in respect of any of its Common Stock, preferred stock, or other equity securities other than to the extent permitted or required under the Transaction Documents;

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(iv)        engage in any transactions with any officer, director, employee or any Affiliate of the Company, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $100,000, other than (i) for payment of salary or fees for services rendered, pursuant to and on the terms of a written contract in effect at least one (1) business day prior to the Closing Date, a copy of which has been provided to the Subscriber at least one (1) business day prior to the Closing Date, (ii) reimbursement for authorized expenses incurred on behalf of the Company or its Affiliates, (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company disclosed in the Reports or (iv) other transactions disclosed in the Reports; or

(v)         pay or redeem any financing related debt or past due obligations or securities outstanding as of the Closing Date, or past due obligations, except with respect to vendor obligations, which in management’s good faith, reasonable judgment must be paid to avoid disruption of the Company’s businesses.

(q)          Offering Restrictions. Subject to the consent of a Majority in Interest of the Subscribers, for so long as the Preferred Stock and Warrants are outstanding, the Company will not enter into or exercise any Equity Line of Credit (as defined herein) or similar agreement, nor issue nor agree to issue any floating or Variable Priced Equity Linked Instruments (as defined herein) nor any of the foregoing or equity with price reset rights (collectively, the “Variable Rate Restrictions”). For purposes hereof, “Equity Line of Credit” shall include any transaction involving a written agreement between the Company and an investor or underwriter whereby the Company has the right to “put” its securities to the investor or underwriter over an agreed period of time and at a price formula, and “Variable Priced Equity Linked Instruments” shall include: (A) any debt or equity securities which are convertible into, exercisable or exchangeable for, or carry the right to receive additional shares of Common Stock either (1) at any conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security or (2) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date at any time after the initial issuance of such debt or equity security due to a change in the market price of the Company’s Common Stock since date of initial issuance, and (B) any amortizing convertible security which amortizes prior to its maturity date, where the Company is required or has the option to (or any investor in such transaction has the option to require the Company to) make such amortization payments in shares of Common Stock which are valued at a price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security (whether or not such payments in stock are subject to certain equity conditions).

(r)          Seniority. Except for Permitted Liens, for so long as the Preferred Stock is outstanding, without written consent of the Subscribers, the Company and Subsidiaries shall not grant nor allow any security interest to be taken in any assets of the Company or any Subsidiary or any Subsidiary’s assets; nor issue or amend any debt, equity or other instrument which would give the holder thereof directly or indirectly, a right in any equity of the Company or any Subsidiary or any right to payment equal to or superior to any right of the Subscribers as holders of the Preferred Stock in or to such equity or payment, nor issue or incur any debt not in the ordinary course of business in an amount greater than $500,000.

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(s)          Notices. For so long as the Subscribers hold any Preferred Stock or Warrants, the Company will maintain a United States address and United States fax number for notice purposes under the Transaction Documents.

(t)          Transactions with Insiders. So long as the Preferred Stock and Warrants are outstanding, without consent of a Majority in Interest of the Subscribers, the Company shall not, and shall cause each of its Subsidiaries not to, enter into, materially amend, materially modify or materially supplement, or permit any Subsidiary to enter into, materially amend, materially modify or materially supplement, any agreement, transaction, commitment, or arrangement relating to the sale, transfer or assignment of any of the Company’s tangible or intangible assets with any of its Insiders (as defined below) (or any persons who were Insiders at any time during the previous two (2) years), or any Affiliates (as defined below) thereof, or with any individual related by blood, marriage, or adoption to any such individual. “Affiliate,” for purposes of this Section 9(t), means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a ten percent (10%) or more equity interest in that person or entity, (ii) has ten percent (10%) or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity. “Control” or “Controls” for purposes of the Transaction Documents means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity. For purposes hereof, “Insiders” shall mean any officer, director or manager of the Company, including, but not limited to, the Company’s president, chief executive officer, chief financial officer and chief operations officer, and any of their Affiliates or family members.

(u)          Stock Splits. For so long as the Preferred Stock and Warrants are outstanding, the Company will not enter into any stock splits without the consent of the Subscribers.

(v)         Notice of Event of Default. The Company agrees to notify Subscriber of the occurrence of an Event of Default (as defined and employed in the Transaction Documents) not later than ten (10) days after any of the Company’s officers or directors becomes aware of such Event of Default.

10.   Covenants of the Company Regarding Indemnification.

(a)          The Company agrees to indemnify, hold harmless, reimburse and defend the Subscribers, the Subscribers’ officers, directors, agents, counsel, Affiliates, members, managers, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Subscribers or any such person which results, arises out of or is based upon (i) any material misrepresentation by Company or breach of any representation or warranty by Company in this Agreement or in any Exhibits or Schedules attached hereto in any Transaction Document, or other agreement delivered pursuant hereto or in connection herewith, now or after the date hereof; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and Subscribers relating hereto.

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(b)          In no event shall the liability of the Subscribers or permitted successor hereunder or under any Transaction Document or other agreement delivered in connection herewith be greater in amount than the dollar amount of the net proceeds actually received by such Subscriber or successor upon the sale of Registrable Securities (as defined herein).

11.  Protective Provisions.

(a)          Favored Nations Provision. Other than in connection with (i) full or partial consideration in connection with a strategic merger, acquisition, consolidation or purchase of substantially all of the securities or assets of a corporation or other entity, so long as such issuances are not for the purpose of raising capital and which holders of such securities or debt are not at any time granted registration rights, (ii) the Company’s issuance of securities in connection with strategic license agreements and other partnering arrangements, so long as such issuances are not for the purpose of raising capital and which holders of such securities or debt are not at any time granted registration rights, (iii) the Company’s issuance of Common Stock or the issuances or grants of options to purchase Common Stock to employees, directors, and consultants, pursuant to plans described on Schedule 5(d) , (iv) securities upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement on the terms disclosed in the Reports and which securities are also described on Schedule 11(a), and (v) as a result of the exercise of Warrants or conversion of Preferred Stock which are granted or issued pursuant to this Agreement on the unamended terms in effect on the Closing Date (collectively, the foregoing (i) through (v) are “Excepted Issuances”), if at any time the Preferred Stock or Warrants are outstanding, the Company shall agree to or issue (the “Lower Price Issuance”) any Common Stock or securities convertible into or exercisable for shares of Common Stock (or modify any of the foregoing which may be outstanding) to any Person at a price per share or conversion or exercise price per share which shall be less than the Conversion Price in effect at such time or the Warrant exercise price in effect at such time, as applicable, without the unanimous consent of all of the Subscribers, then the Conversion Price and Warrant exercise price, as applicable, shall automatically be reduced to such other lower price. The average Conversion Price of the Conversion Shares and average exercise price in relation to the Warrant Shares shall be calculated separately for the Conversion Shares and Warrant Shares. Common Stock issued or issuable by the Company for no consideration or for consideration that cannot be determined at the time of issue will be deemed issuable or to have been issued for $0.0001 per share of Common Stock. For purposes of the issuance and adjustments described in this paragraph, the issuance of any security of the Company carrying the right to convert such security into shares of Common Stock or any warrant, right or option to purchase Common Stock shall result in the issuance of the additional shares of Common Stock upon the sooner of (A) the agreement to or (B) actual issuance of such convertible security, warrant, right or options and again at any time upon any subsequent issuances of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the Conversion Price or Warrant exercise price, as applicable, in effect upon such issuance. The rights of the Subscribers set forth in this Section 12 are in addition to any other rights the Subscribers have pursuant to this Agreement, the Preferred Stock, Warrants or any other Transaction Document.

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(b)          Right of First Refusal. Until one (1) year following the Closing Date, the Subscribers shall be given not less than fifteen (15) days prior written notice of any proposed sale by the Company of its common stock or other securities or equity linked debt obligations (“Other Offering”), except in connection with the Excepted Issuances. If the Subscribers elect to exercise their rights pursuant to this Section 12(b), the Subscribers shall have the right during the fifteen (15) days following receipt of the notice, to purchase in the aggregate up to all of such offered common stock, debt or other securities in accordance with the terms and conditions set forth in the notice of sale, relative to each other in proportion to the amount of Preferred Stock issued to them on the Closing Date. Subscribers who participate in such Other Offering shall be entitled at their option to purchase, in proportion to each other, the amount of such Other Offering that could have been purchased by Subscribers who do not exercise their rights hereunder until up to the entire Other Offering is purchased by the Subscribers. In the event such terms and conditions are modified during the notice period, Subscribers shall be given prompt notice of such modification and shall have the right during the fifteen (15) days following the notice of modification to exercise such right.

(c)          Maximum Exercise of Rights. Notwithstanding the foregoing, in the event the exercise of the rights described in Section 12(a) and Section 12(b) would or could result in the issuance of an amount of Common Stock of the Company that would exceed the maximum amount that may be issued to a Subscriber as described in Section 2D of the Certificate of Designation and Section 9 of the Warrant, then the issuance of such additional shares of Common Stock of the Company to such Subscriber will be deferred in whole or in part until such time as such Subscriber is able to beneficially own such Common Stock without exceeding the applicable maximum amount set forth and such Subscriber notifies the Company accordingly.

12.  Miscellaneous.

(a)          Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile addressed as set forth below or to such other address as such party shall have specified most recently by written notice in accordance with this Section 12(a). Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile with accurate confirmation generated by the transmitting facsimile machine at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received, or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: Wizard World, Inc., 1350 Avenue of the Americas, 2nd Floor, New York, NY 10019, Attn: Michael Mathews, facsimile: (212) 707-8180, with a copy by fax only to (which shall not constitute notice): Lucosky Brookman LLP, 33 Wood Avenue South, 6th Floor, Iselin, NJ 10019, Attn: Joseph M. Lucosky, Esq., facsimile: (732) 395-4401, and (ii) if to a Subscriber, to: the addresses and fax numbers indicated on Schedule 1 hereto.

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(b)          Entire Agreement; Assignment. This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties. Neither the Company nor the Subscribers has relied on any representations not contained or referred to in this Agreement or the other Transaction Documents. No right or obligation of the Company shall be assigned without prior notice to and the written consent of the Subscribers.

(c)          Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission, PDF, electronic signature or other similar electronic means with the same force and effect as if such signature page were an original thereof.

(d)          Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws thereof or any other State. Any action brought by any party hereto against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state and county of New York. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

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(e)          Specific Enforcement, Consent to Jurisdiction. The Company and each Subscriber hereby irrevocably waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in New York of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law. Subject to Section 12(d) hereof, the Company and the Subscribers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(f)          Damages. In the event the Subscriber is entitled to receive any liquidated or other damages pursuant to the Transactions Documents, the Subscriber may elect to receive the greater of actual damages or such liquidated damages. In the event the Subscriber is granted rights under different sections of the Transaction Documents relating to the same subject matter or which may be exercised contemporaneously, or pursuant to which damages or remedies are different, Subscriber is granted the right in Subscriber’s absolute discretion to proceed under such section as Subscriber elects.

(g)          Maximum Payments. Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Subscribers and thus refunded to the Company. The Company agrees that it may not and actually waives any right to challenge the effectiveness or applicability of this Section 12(g).

(h)          Calendar Days. All references to “days” in the Transaction Documents shall mean calendar days unless otherwise stated. The terms “business days” and “trading days” shall mean days that the New York Stock Exchange is open for trading for three or more hours. Time periods shall be determined as if the relevant action, calculation or time period were occurring in New York City. Any deadline that falls on a non-business day in any of the Transaction Documents shall be automatically extended to the next business day and interest, if any, shall be calculated and payable through such extended period.

(i)          Captions; Certain Definitions. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement. As used in this Agreement the term “person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

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(j)          Consent. As used in this Agreement and the other Transaction Documents and any other agreement delivered in connection herewith, “Consent of the Subscribers” or similar language means the consent of holders of not less than seventy percent (70%) of the outstanding Preferred Stock on the date consent is requested (such Subscribers being a “Majority in Interest”). A Majority in Interest may consent to take or forebear from any action permitted under or in connection with the Transaction Documents, modify any Transaction Documents or waive any default or requirement applicable to the Company, the Subsidiaries or the Subscribers under the Transaction Documents, provided the effect of such action does not waive any accrued interest or damages and further provided that the relative rights of the Subscribers to each other remains unchanged.

(k)          Severability. In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability: (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

(l)          Successor Laws. References in the Transaction Documents to laws, rules, regulations and forms shall also include successors to and functionally equivalent replacements of such laws, rules, regulations and forms. A successor rule to Rule 144(b)(1)(i) shall include any rule that would be available to a non-Affiliate of the Company for the sale of Common Stock not subject to volume restrictions and after a six month holding period.

(m)          Maximum Liability. In no event shall the liability of the Subscribers or permitted assign hereunder or under any Transaction Document or other agreement delivered in connection herewith be greater in amount than the dollar amount of the net proceeds actually received by such Subscriber or successor upon the sale of Conversion Shares.

(n)          Independent Nature of Subscribers. The Company acknowledges that the obligations of each Subscriber under the Transaction Documents are several and not joint with the obligations of any other Subscriber, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber under the Transaction Documents. The Company acknowledges that each Subscriber has represented that the decision of each Subscriber to purchase Securities has been made by such Subscriber independently of any other Subscriber and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Subscriber or by any agent or employee of any other Subscriber, and no Subscriber or any of its agents or employees shall have any liability to any other Subscriber (or any other person) relating to or arising from any such information, materials, statements or opinions. The Company acknowledges that nothing contained in any Transaction Document, and no action taken by any Subscriber pursuant hereto or thereto shall be deemed to constitute the Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges that it has elected to provide all Subscribers with the same terms and Transaction Documents for the convenience of the Company and not because Company was required or requested to do so by the Subscribers. The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Subscribers are in any way acting in concert or as a group with respect to the Transaction Documents or the transactions contemplated thereby.

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(o)          Equal Treatment. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered and paid to all the Subscribers and their permitted successors and assigns.

(p)          Adjustments. The conversion price, Warrant exercise price, amount of Conversion Shares and Warrant Shares, trading volume amounts, price/volume amounts and similar figures in the Transaction Documents shall be equitably adjusted and as otherwise described in this Agreement, the Certificate of Designation and Warrants.

[-SIGNATURE PAGES FOLLOW-]

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SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

WIZARD WORLD INC.
a Delaware corporation

By:
Name: John Macaluso
Title: Chief Executive Officer

Dated:	, 2012

	PURCHASE	PREFERRED
SUBSCRIBER	PRICE	STOCK	WARRANTS

Name of Subscriber:

Address:

Fax No.:

Taxpayer ID# (if applicable):

or Social Security #

(Signature)
By:

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LIST OF EXHIBITS AND SCHEDULES

Exhibit A	Certificate of Designations
Exhibit B	Form of Series A Warrant
Exhibit C	Escrow Agreement
Schedule 1	List of Subscribers
Schedule 5(a)	Subsidiaries
Schedule 5(d)	Capitalization and Additional Issuances
Schedule 5(f)	Violations and Conflicts
Schedule 5(o)	Undisclosed Liabilities
Schedule 5(w)	Transfer Agent
Schedule 9(e)	Use of Proceeds
Schedule 9(l)	Intellectual Property
Schedule 11(a)	Excepted Issuances

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EXHIBIT A

CERTIFICATE OF DESIGNATIONS

See Current Report on Form 8-K, filed on March 30, 2012.

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EXHIBIT B

FORM OF SERIES A WARRANT

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

WIZARD WORLD, Inc.

Form of Senior Convertible Debenture

US$____________________	Issue Date: December 9, 2011

This Senior Convertible Debenture (the “Debenture”) is duly authorized and issued by Wizard World, Inc., a Delaware corporation (the “Company”), having its principal executive office at 1350 Avenue of the Americas, 2nd Floor, New York, NY 10019.

FOR VALUE RECEIVED, the Company, promises to pay to the order of _______________ _______________located at _______________________________________________, and or its registered assigns (the “Payee” or the “Holder”), the principal sum of ________________ Thousand United States Dollars (US$_____________) (the “Principal Amount”) by February 28, 2012 (the “Maturity Date”) unless it is converted into Private Placement Securities (as defined herein) after the Company undertakes the Qualified Offering (as defined herein), and to pay interest on the Principal Amount at a rate of six percent (6%) per annum in one lump sum payable on the Maturity Date. In addition to any conversion contemplated hereby, the Company will issue to Holder, in consideration hereof, __________________ Common Shares (as defined below) on the date hereof.

This Debenture is subject to the following provisions:

A. “Qualified Offering” means one or more private placement offerings by the Company of a minimum amount in the aggregate of Five Hundred Thousand United States Dollars (US$500,000) of Series A Convertible Preferred Shares (the “Private Placement Securities”) convertible into Common Shares (as defined below) of the Company pursuant to the terms and conditions contained in the private placement offering documentation to be entered into at the time of the offering.

B. “Business Days” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

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C. “Existing Series A Convertible Preferred Shares” means the Company’s Series A Convertible Preferred Shares in existence as of the date hereof.

1.            Voluntary Conversion. At any time between the original Issue Date and the Maturity Date unless previously repaid by the Company or converted into Private Placement Securities pursuant to Section 2 herein, this Debenture may be convertible into (i) shares of common stock or (ii) into Existing Series A Convertible Preferred Shares, in each case, at the option of the Holder, in whole or in part (subject to any limitations on conversion).  The Holder shall effect conversions by delivering to the Company the form of Notice of Conversion attached hereto as Exhibit A (a “Notice of Conversion”), specifying therein the Principal Amount and interest of this Debenture to be converted and the date on which such conversion is to be effected (a “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is provided hereunder. To effect conversions hereunder, the Holder shall not be required to physically surrender this Debenture to the Company unless the entire Principal Amount of this Debenture plus all accrued and unpaid interest thereon has been so converted. Conversions hereunder shall have the effect of lowering the outstanding Principal Amount of this Debenture in an amount equal to the applicable conversion amount. The Company shall maintain records showing the Principal Amount converted and the date of such conversions. The Holder and any assignee, by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted Principal Amount of this Debenture may be less than the amount stated on the face hereof.

A.           Conversion Price. On any Conversion Date, the Debenture is convertible into (i) shares of the Company’s common stock (the “Common Shares”) at a conversion price of US$0.40 per share or (ii) Existing Series A Convertible Preferred Shares at a conversion price of US$1.00 per share.

B.           Mechanism of Conversion.

i.    Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Common Shares or Existing Series A Convertible Preferred Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing the outstanding principal amount of this Debenture (or any portion thereof) to be converted by the Conversion Price.

ii.   Delivery of Certificate Upon Conversion. In the event of any conversion of this Debenture in accordance with and subject to the terms and conditions hereof, (i) certificates for the Common Shares or Existing Series A Convertible Preferred Shares shall be dated the Conversion Date and delivered to the Holder hereof within a reasonable time, not exceeding five (5) Business Days after any Conversion Date, or, (ii) at the request of the Holder, shares shall be issued and delivered to the Depository Trust Company (“DTC”) account on the Holder’s behalf via the Deposit Withdrawal Agent Commission System (“DWAC”) within a reasonable time, not exceeding five (5) Business Days after such conversion. The Holder hereof shall be deemed for all purpose to be the holder of the Common Shares or Existing Series A Convertible Preferred Shares so purchased as of the date of such conversion. If certificated shares are issued, the Company will deliver or cause to be delivered to the Holder a certificate or certificates representing the number of Common Shares or Existing Series A Convertible Preferred Shares being acquired upon the conversion of this Debenture. Notwithstanding the foregoing to the contrary, the Company or its transfer agent shall only be obligated to issue and deliver the shares to DTC on a holder’s behalf via DWAC provided that (i) such exercise is in connection with a registration statement under the Securities Act providing for the resale of Common Shares or Existing Series A Convertible Preferred Shares or the Common Shares or Existing Series A Convertible Preferred Shares are otherwise exempt from registration and may be issued without a restrictive legend and (ii) the Holder and its transfer agent are participating in DTC through the DWAC system. The Holder shall deliver this original Debenture, or an indemnification undertaking with respect to such Debenture in the case of its loss, theft or destruction, at such time that this Debenture is fully exercised.

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iii.    Failure to Deliver Certificate. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the Holder by the tenth (10th) Business Day after a Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the certificates representing the principal amount of this Debenture tendered for conversion.

iv.    Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Shares and Existing Series A Convertible Preferred Shares solely for the purpose of issuance upon any conversion of this Debenture and payment of interest on this Debenture each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, not less than 100% of the Common Shares and Existing Series A Convertible Preferred Shares as shall be issuable upon the conversion of the Principal Amount and payment of interest hereunder. The Company covenants that all Common Shares and Existing Series A Convertible Preferred Shares that shall be so issuable shall, upon issue, be duly and validly authorized, issued, and fully paid, nonassessible.

v.      Fractional Shares. Upon a conversion hereunder, the Company shall not be required to issue stock certificates representing fractions of Common Shares or Existing Series A Convertible Preferred Shares, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the closing bid price of the Company’s Common Shares or Existing Series A Convertible Preferred Shares as quoted by Bloomberg on the day prior to the Company’s receipt of the Conversion Notice. If the Company elects not, or is unable, to make such cash payment, the Holder shall be entitled to receive, in lieu of the financial fraction of a share, one whole Common Share.

vi.    Transfer Taxes. The issuance of certificates for Common Shares or Existing Series A Convertible Preferred Shares upon conversion of this Debenture shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Debenture so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

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2.            Mandatory Conversion upon the Subsequent Qualified Offering.

A.           Mandatory Conversion Mechanism.

i.        If the Company undertakes a Qualified Offering prior to the Maturity Date, the Company will deliver to the Holder a notice (the “Offering Notice”), stating the price and other terms and conditions thereof not later than five (5) Business Days prior to the closing date of the Qualified Offering.

ii.      Upon the closing of the Qualified Offering or prior to the close upon mutual agreement by the parties, the Debenture will automatically be converted into an equal amount of Private Placement Securities.

B.           Registration Rights. In the event that the Debenture is converted into the Private Placement Securities, the Holder shall have the same registration rights with respect to the Private Placement Securities as investors in the Qualified Offering.

3.           Adjustment of Conversion Price. The Conversion Price shall be subject to adjustment from time to time as set forth in this Section 3. The Company shall give the Holder notice of any event described below which requires an adjustment pursuant to this Section 3 in accordance with the notice provisions set forth in Section 6D. If at any time the Company shall:

A.           make or issue or set a record date for the holders of the Common Shares for the purpose of entitling them to receive a dividend payable in, or other distribution of, Common Shares,

B.           subdivide its outstanding Common Shares into a larger number of Common Shares, or

C.           combine its outstanding Common Shares into a smaller number of Common Shares,

then (1) the number of Common Shares for which this Debenture is convertible immediately after the occurrence of any such event shall be adjusted to equal the number of Common Shares which a record holder of the same number of Common Shares for which this Debenture is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (2) the Conversion Price then in effect shall be adjusted to equal (A) the Conversion Price then in effect multiplied by the number of Common Shares for which this Debenture is exercisable immediately prior to the adjustment divided by (B) the number of Common Shares for which this Debenture is exercisable immediately after such adjustment.

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4.            Holder’s Representations and Warranties. The Holder represents and warrants that:

A.           Restrictions on Transfer or Resale. The Holder understands that (i) the Debenture, any Common Shares upon conversion of the Debenture, and the Private Placement Securities are not being registered under the Securities Act of 1933 or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) the Debenture, any Common Shares or the Private Placement Securities are subsequently registered thereunder, or (B) Holder shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration; and (ii) neither the Company nor any other party is under any obligation to register the Debenture or the Common Shares under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder, provided however that Holders shall have the same registration rights with respect to the Private Placement Debenture as investors in the Qualified Offering in the event that the Debentures are converted into the Private Placement Securities in the Qualified Offering; (iii) Holder is acquiring the Debenture, the Common Share and the Private Placement Securities for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act, and (iv) Holder does not presently have any agreement or understanding, directly or indirectly, with any party to distribute any of the securities.

B.           Accredited Investor Status. Holder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

C.           Reliance on Exemptions. The Holder understands that the Debenture, any Common Shares upon voluntary conversion, and any Private Placement Securities acquired in the Qualified Offering are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Holder set forth herein in order to determine the availability of such exemptions and the eligibility of Holder to acquire the securities.

D.           Information. Holder and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the securities that have been requested by Holder. Holder and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by Holder or its advisors, if any, or its representatives shall modify, amend or affect Holder’s right to rely on the Company’s representations and warranties contained herein. Holder understands that its investment in the Debenture, any Common Shares upon voluntary conversion and any Private Placement Securities acquired in the Qualified Offering involve a high degree of risk and is able to afford a complete loss of such investment. Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the securities.

E.           No Governmental Review. Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the securities or the fairness or suitability of the investment in the securities nor have such authorities passed upon or endorsed the merits of the offering of the securities.

F.           Legend. This Debenture, all certificates representing Common Shares upon voluntary conversion and the Private Placement Securities acquired in the Qualified Offering shall be stamped or imprinted with a legend in substantially the following form:

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Neither the issuance and sale of the securities represented by this Certificate nor the securities into which these securities are exercisable have been registered under the securities Act of 1933, as amended, or Applicable state securities laws. The securities may not be offered for sale, sold, transferred or assigned (i) in the absence of (A) an effective registration statement for the securities under the securities Act of 1933, as amended, or (B) an opinion of counsel, in a generally acceptable form, that registration is not required under said Act or (II) unless sold pursuant to Rule 144 or Rule 144 A under said Act. Notwithstanding the foregoing, the securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the securities.

5.            Events of Default

A.           The term “Event of Default” shall mean any of the events set forth in this Section 5A (the term “Company” for this purpose shall include all subsidiaries of the Company):

i.             Non-Payment of Obligations. The Company shall default in the payment of the Principal Amount of this Debenture as and when the same shall become due and payable, whether by acceleration or otherwise.

ii.           Non-Performance of Covenants. The Company shall default in the due observance or performance of any covenant set forth herein, which default shall continue uncured for thirty (30) days after notice thereof.

iii.          Bankruptcy, Insolvency, etc. The Company shall:

(a)          admit in writing its inability to pay its debts as they become due;

(b)          apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any of its property, or make a general assignment for the benefit of creditors;

(c)          in the absence of such application, consent or acquiesce in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or for any part of its property and that is not dismissed within sixty days;

(d)          permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company, and, if such case or proceeding is not commenced by the Company or converted to a voluntary case, such case or proceeding is consented to or acquiesced in by the Company or results in the entry of an order for relief; or

35

(e)          take any corporate or other action authorizing any of the foregoing.

B.           Action if Bankruptcy. If any Event of Default described in clauses (iii)(a) through (d) of Section 5A shall occur, the Principal Amount of this Debenture and all other obligations hereunder shall automatically be and become immediately due and payable, without notice or demand.

C.           Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (iii)(a) through (d) of Section 5A shall occur for any reason, whether voluntary or involuntary, and be continuing, for 30 days after notice, the Holder may, upon notice to the Company, declare all or any portion of the outstanding principal amount of the Debenture, to be due and payable and any or all other obligations hereunder to be due and payable, whereupon the full unpaid principal amount hereof, and any and all other such obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand, or presentment.

6.            Miscellaneous.

A.           Parties in Interest. All covenants, agreements and undertakings in this Debenture binding upon the Company or the Holder shall bind and inure to the benefit of the successors and permitted assigns of the Company and the Holder, respectively, whether so expressed or not.

B.           Governing Law. This Debenture shall be governed by the laws of the State of New York as applied to contracts entered into and to be performed entirely within the State of New York.

C.           Waiver of Jury Trial. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE OR ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE PAYEE OR THE COMPANY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PAYEE’S PURCHASING THIS NOTE.

D.           Notices.

i.            Any notice pursuant to this Debenture to be given or made (i) by the Holder to or upon the Company or (ii) by the Company to or upon the Holder, shall be sufficiently given or made if sent by certified or registered mail, postage prepaid, addressed (until another address is sent by the Company or the Holder to the other party) as follows:

To the Company:	Wizard World, Inc.

1350 Avenue of the Americas, 2nd Floor,

New York, NY 10019

Attn: Gareb Shamus

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To the Holder:	__________________
__________________
__________________
Attn: ______________

E.           No Waiver. No delay in exercising any right hereunder shall be deemed a waiver thereof, and no waiver shall be deemed to have any application to any future default or exercise of rights hereunder.

F.           Modification and Severability. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Debenture, but this Debenture shall be construed as if such unenforceable provision had never been contained herein.

[-signature page follows-]

IN WITNESS WHEREOF, this Debenture has been executed and delivered on the date specified above.

WIZARD WORLD, INC.

By:
Name: Michael Mathews
Title: Executive Chairman

By:
Name:
Title:

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Exhibit A TO WARRANT

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the Senior Convertible Debenture, dated December 9, 2011 (the “Debenture”), issued by Wizard World, Inc., a Delaware corporation (the “Company”), in favor of the undersigned, due on February 28, 2012 if not previously repaid by the Company or converted into Private Placement Debenture pursuant to a Qualified Offering, into shares of common stock (the “Common Shares”) of the Company according to the conditions contained in the Debenture, as of the date written below.  If the Common Shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the undersigned for any conversion, except for such transfer taxes, if any.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid Common Shares.

Conversion calculations:

Date to Effect Conversion: ___________________________________________________

Principal Amount of Debenture to be Converted: _________________________________

Number of Common Shares to be issued: _______________________________________

Signature:

Name:

Address:

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BLUE SKY LEGENDS

NASAA LEGEND

IN MAKING AN INVESTMENT DECISION, SUBSCRIBERS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THE SECURITIES OFFERED HEREBY HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NOTICE TO RESIDENTS OF ALL STATES

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT IN VARIOUS STATES TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THIS CONFIDENTIAL TERM SHEET. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

IN WITNESS WHEREOF, the Subscriber and the Company have caused this Subscription Agreement to be duly executed as of the date first above written.

SUBSCRIBER:

By:	(signature)
Name:	(print name)
Title:

39

EXHIBIT C

ESCROW AGREEMENT

This ESCROW AGREEMENT (this “Agreement”) made as of the 26th day of January, 2012, by and between Wizard World, Inc. (the “Issuer”) whose address and other information appear on the Information Sheet (as defined herein) attached to this Agreement, and VStock Transfer, LLC, 77 Spruce Street, Suite 201, Cedarhurst, NY 11516 (the “Escrow Agent”).

WITNESSETH:

WHEREAS, the Issuer proposes to sell up to $2,000,000 (the “Offering Amount”) of the Issuer’s shares of Series A Cumulative Convertible Preferred Stock (the “Securities”) to certain investors (the subscribers of the Securities pursuant to this offering are hereinafter referred to as “Investors”), in a private offering to accredited investors on a “best efforts” basis (the “Offering”);

WHEREAS, the Issuer proposes to establish an escrow account (the “Escrow Account”), to which subscription monies which are received by the Escrow Agent from the Issuer in connection with the Offering are to be credited, and the Escrow Agent is willing to establish the Escrow Account on the terms and subject to the conditions hereinafter set forth; and

WHEREAS, the Escrow Agent has agreed to establish a special bank account at Citibank, N.A. (the “Bank”) into which the subscription monies, which are received by the Escrow Agent from the Issuer and credited to the Escrow Account, are to be deposited.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

1. Information Sheet. Each capitalized term not otherwise defined in this Agreement shall have the meaning set forth for such term on the information sheet which is attached to this Agreement as Exhibit A and is incorporated by reference herein and made a part hereof (the “Information Sheet”).

2. Establishment of the Bank Account.

2.1 The Escrow Agent shall establish a non-interest-bearing bank account at the branch of Bank selected by the Escrow Agent, and bearing the designation set forth on the Information Sheet (heretofore defined as the “Bank Account”). The purpose of the Bank Account is for (a) the deposit of all subscription monies (checks or wire transfers) which are received by the Issuer from prospective purchasers of the Securities and are delivered by the Issuer to the Escrow Agent, (b) the holding of amounts of subscription monies which are collected through the banking system and (c) the disbursement of collected funds, all as described herein.

2.2 On or before the date of the initial deposit in the Bank Account pursuant to this Agreement, the Issuer shall notify the Escrow Agent in writing of the date of the commencement of the Offering (the “Effective Date”), and the Escrow Agent shall not be required to accept any amounts for credit to the Escrow Account or for deposit in the Bank Account prior to its receipt of such notification.

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2.3 The “Offering Period,” which shall be deemed to commence on the Effective Date, shall consist of the number of calendar days or business days set forth on the Information Sheet. The Offering Period shall be extended at the Issuer’s discretion (an “Extension Period”) only if the Escrow Agent shall have received written notice thereof prior to the expiration of the Offering Period. The Extension Period, which shall be deemed to commence on the next calendar day following the expiration of the Offering Period, shall consist of the number of calendar days or business days set forth on the Information Sheet. The last day of the Offering Period, or the last day of the Extension Period (if the Escrow Agent has received written notice thereof as herein above provided), is referred to herein as the “Termination Date”. Except as provided in Section 4.2 hereof, after the Termination Date, the Issuer shall not deposit, and the Escrow Agent shall not accept, any additional amounts representing payments by prospective purchasers.

3. Deposits to the Bank Account.

3.1 The Issuer shall promptly deliver to the Escrow Agent all monies which it receives from prospective purchasers of the Securities, which monies shall be in the form of checks or wire transfers, provided, however, that “Cashiers” checks and “Money Orders” must be in amounts greater than $10,000. Cashiers checks or Money Orders in amounts less than $10,000 shall be rejected by the Escrow Agent. Upon the Escrow Agent’s receipt of such monies, they shall be credited to the Escrow Account. All checks delivered to the Escrow Agent shall be made payable to “Wizard World, Inc.” Any check payable other than to the Escrow Agent as required hereby shall be returned to the prospective purchaser, or if the Escrow Agent has insufficient information to do so, then to the Issuer (together with any Subscription Information, as defined below or other documents delivered therewith) by noon of the next business day following receipt of such check by the Escrow Agent, and such check shall be deemed not to have been delivered to the Escrow Agent pursuant to the terms of this Agreement.

3.2 Promptly after receiving subscription monies as described in Section 3.1, the Escrow Agent shall deposit the same into the Bank Account. Amounts of monies so deposited are hereinafter referred to as “Escrow Amounts”. The Escrow Agent shall cause the Bank to process all Escrow Amounts for collection through the banking system. Simultaneously with each deposit to the Escrow Account, the Issuer shall inform the Escrow Agent in writing of the name and address of the prospective purchaser, the amount of Securities subscribed for by such purchase, and the aggregate dollar amount of such subscription (collectively, the “Subscription Information”).

3.3 The Escrow Agent shall not be required to accept for credit to the Escrow Account or for deposit into the Bank Account checks which are not accompanied by the appropriate Subscription Information, which at minimum shall include the name, address, tax identification number and the number of shares subscribed for. Wire transfers representing payments by prospective purchasers shall not be deemed deposited in the Escrow Account until the Escrow Agent has received in writing the Subscription Information required with respect to such payments.

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3.4 The Escrow Agent shall not be required to accept in the Escrow Account any amounts representing payments by prospective purchasers, whether by check or wire, except during the Escrow Agent’s regular business hours.

3.5 Only those Escrow Amounts, which have been deposited in the Bank Account and which have cleared the banking system and have been collected by the Escrow Agent, are herein referred to as the “Fund.”

3.6 If the Offering is terminated before the Termination Date, the Escrow Agent shall refund any portion of the Fund prior to disbursement of the Fund in accordance with Article 4 hereof upon instructions in writing signed by the Issuer.

4. Disbursement from the Bank Account.

4.1 Subject to Section 4.2 below, if at any time up to the close of regular banking hours on the Termination Date, the Escrow Agent determines that the amount in the Fund represents the sale of the Offering Amount, the Escrow Agent shall promptly notify the Issuer of such fact in writing. Upon full satisfaction of the conditions contained in Exhibit A attached hereto, the Escrow Agent shall promptly disburse the Fund, by drawing checks on the Bank Account in accordance with instructions in writing signed by both the Issuer and the placement agent in accordance with Exhibit A, as to the disbursement of the Fund, promptly after it receives such instructions.

4.2 This Section 4.2 applies only if a Collection Period has been provided for by the appropriate indication on the Information Sheet. If the Escrow Agent or the Issuer has on hand at the close of business on the Termination Date any uncollected amounts which when added to the Fund would raise the amount in the Fund to the Offering Amount and result in the Fund representing the sale of the Offering Amount, the Collection Period (consisting of the number of business days set forth on the Information Sheet) shall be utilized to allow such uncollected amounts to clear the banking system. During the Collection Period, the Issuer shall not deposit, and the Escrow Agent shall not accept, any additional amounts; provided, however, that such amounts as were received by the Issuer by the close of business on the Termination Date may be deposited with the Escrow Agent by noon of the next business day following the Termination Date. If at the close of business on the last day of the Collection Period an amount sufficient to raise the amount in the Fund to represent the sale of the Offering Amount shall not have cleared the banking system, the Escrow Agent shall promptly notify the Issuer in writing of such fact and shall promptly return all amounts then in the Fund, and any amounts which thereafter clear the banking system, to the prospective purchasers as provided in Section 4.1 hereof.

4.3 Upon disbursement of the Fund pursuant to the terms of this Article 4, the Escrow Agent shall be relieved of further obligations and released from all liability under this Agreement. It is expressly agreed and understood that in no event shall the aggregate amount of payments made by the Escrow Agent exceed the amount of the Fund.

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5. Rights, Duties and Responsibilities of Escrow Agent. It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature, and that:

5.1 The Escrow Agent shall notify the Issuer, on a daily basis, of the Escrow Amounts which have been deposited in the Bank Account and of the amounts, constituting the Fund, which have cleared the banking system and have been collected by the Escrow Agent.

5.2 The Escrow Agent shall not be responsible for the performance by the Issuer of its respective obligations under this Agreement.

5.3 The Escrow Agent shall not be required to accept from the Issuer any Subscription Information pertaining to prospective purchasers unless such Subscription Information is accompanied by checks or wire transfers meeting the requirements of Section 3.1, nor shall the Escrow Agent be required to keep records of any information with respect to payments deposited by the Issuer except as to the amount of such payments; however, the Escrow Agent shall notify the Issuer within a reasonable time of any discrepancy between the amount set forth in any Subscription Information and the amount delivered to the Escrow Agent therewith. Such amount need not be accepted for deposit in the Escrow Account until such discrepancy has been resolved.

5.4 The Escrow Agent shall be under no duty or responsibility to enforce collection of any check delivered to it hereunder. The Escrow Agent, within a reasonable time, shall return to the Issuer any check received which is dishonored, together with the Subscription Information, if any, which accompanied such check.

5.5 If the Escrow Agent is uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Bank Account, the Escrow Amounts or the Fund which, in its sole determination, are in conflict either with other instructions received by it or with any provision of this Agreement, it shall be entitled to hold the Escrow Amounts, the Fund, or a portion thereof, in the Bank Account pending the resolution of such uncertainty to the Escrow Agent’s sole satisfaction, by final judgment of a court or courts of competent jurisdiction or otherwise.

5.6 The Escrow Agent shall not be liable for any action taken or omitted hereunder, or for the misconduct of any employee, agent or attorney appointed by it, except in the case of willful misconduct or gross negligence. The Escrow Agent shall be entitled to consult with counsel of its own choosing and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel.

5.7 The Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Escrow Amounts, the Fund or any part thereof or to file any financing statement under the Uniform Commercial Code with respect to the Fund or any part thereof.

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6. Amendment; Resignation or Removal of Escrow Agent. This Agreement may be altered or amended only with the written consent of the Issuer and the Escrow Agent. The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving written notice of such resignation to the Issuer specifying a date when such resignation shall take effect and upon delivery of the Fund to the successor escrow agent designated by the Issuer in writing. Such successor Escrow Agent shall become the Escrow Agent hereunder upon the resignation date specified in such notice. If the Company fails to designate a successor Escrow Agent within thirty (30) days after such notice, then the resigning Escrow Agent shall promptly refund the amount in the Fund to each prospective purchaser, without interest thereon or deduction. The Escrow Agent shall continue to serve until its successor accepts the escrow and receives the Fund. The Company shall have the right at any time to remove the Escrow Agent and substitute a new escrow agent by giving notice thereof to the Escrow Agent then acting. Upon its resignation and delivery of the Fund as set forth in this Section 6, the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with the escrow contemplated by this Agreement. Without limiting the provisions of Section 8 hereof, the resigning Escrow Agent shall be entitled to be reimbursed by the Issuer for any expenses incurred in connection with its resignation, transfer of the Fund to a successor escrow agent or distribution of the Fund pursuant to this Section 6.

7. Representations and Warranties. The Issuer hereby represents and warrants to the Escrow Agent that:

7.1 No party other than the parties hereto and the prospective purchasers have, or shall have, any lien, claim or security interest in the Escrow Amounts or the Fund or any part thereof.

7.2 No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Amounts or the Fund or any part thereof.

7.3 The Subscription Information submitted with each deposit shall, at the time of submission and at the time of the disbursement of the Fund, be deemed a representation and warranty that such deposit represents a bona fide payment by the purchaser described therein for the amount of Securities set forth in such Subscription Information.

7.4 All of the information contained in the Information Sheet is, as of the date hereof, and will be, at the time of any disbursement of the Fund, true and correct.

7.5 Reasonable controls have been established and required due diligence performed to comply with “Know Your Customer” regulations, USA Patriot Act, Office of Foreign Asset Control (OFAC) regulations and the Bank Secrecy Act.

8. Fees and Expenses. The Escrow Agent shall be entitled to the Escrow Agent Fees set forth on the Information Sheet, payable as and when stated therein. In addition, the Issuer agrees to reimburse the Escrow Agent for any reasonable expenses incurred in connection with this Agreement, including, but not limited to, reasonable counsel fees.

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9. Indemnification and Contribution.

9.1 The Issuer (the “Indemnitor”) agrees to indemnify the Escrow Agent and its officers, directors, employees, agents and shareholders (collectively referred to as the “Indemnitees”) against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including without limitation, reasonable counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought against the Indemnitees arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates, unless such action, claim or proceeding is the result of the willful misconduct or gross negligence of the Indemnitees.

9.2 If the indemnification provided for in Section 9.1 is applicable, but for any reason is held to be unavailable, the Indemnitor shall contribute such amounts as are just and equitable to pay, or to reimburse the Indemnitees for, the aggregate of any and all losses, liabilities, costs, damages and expenses, including counsel fees, actually incurred by the Indemnitees as a result of or in connection with, and any amount paid in settlement of, any action, claim or proceeding arising out of or relating in any way to any actions or omissions of the Indemnitor.

9.3 The provisions of this Article 9 shall survive any termination of this Agreement, whether by disbursement of the Fund, resignation of the Escrow Agent or otherwise.

10. Termination of Agreement. This Agreement shall terminate on the final disposition of the Fund pursuant to Section 4, provided that the rights of the Escrow Agent and the obligations of the other parties hereto under Section 9 shall survive the termination hereof and the resignation or removal of the Escrow Agent.

11. Governing Law and Assignment. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflicts of laws principles thereof, and shall be binding, upon the parties hereto and their respective successors and assigns; provided, however, that any assignment or transfer by any party of its rights under this Agreement or with respect to the Escrow Amounts or the Fund shall be void as against the Escrow Agent unless (a) written notice thereof shall be given to the Escrow Agent; and (b) the Escrow Agent shall have consented in writing to such assignment or transfer.

12. Notices. All notices required to be given in connection with this Agreement shall be sent by registered or certified mail, return receipt requested, or by hand delivery with receipt acknowledged, or by the Express Mail service offered by the United States Postal Service, and addressed, if to the Issuer, at its respective address set forth on the Information Sheet, and if to the Escrow Agent, at its address set forth above, to the attention of the Trust Department.

13. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be determined to be invalid or unenforceable, the remaining provisions of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

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14. Execution in Several Counterparts. This Agreement may be executed in several counterparts or by separate instruments and by facsimile transmission, and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

15. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings (written or oral) of the parties in connection therewith.

[-signature page follows-]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

VSTOCK TRANSFER, LLC

By: /s/ Yoel Goldfeder

Name: Yoel Goldfeder

Title: Chief Executive Officer

 WIZARD WORLD, INC.

By: /s/ Michael Mathews

Name: Michael Mathews

Title: Executive Chairman

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EXHIBIT A

ESCROW AGREEMENT INFORMATION SHEET

1.	The Issuer

Name: Wizard World, Inc.

Address: 1350 Avenue of the Americas, 2nd Floor, New York, NY 10019

Telephone: (646) 801-5572

2.	The Securities

Series A Cumulative Convertible Preferred Stock

3.	Conditions Required for Disbursement of the Escrow Account

(i)	Receipt of funds in an amount equal to the Investor’s Purchase Price (as defined in the Subscription Agreement) per the terms of any Subscription Agreement (a “Subscription Agreement”);

(ii)	Receipt of Series A Cumulative Convertible Preferred Stock certificate(s) (the “Certificate(s)”) per the terms of such Subscription Agreement referenced in item (i) above; and

(iii)	Receipt of written notice from both (1) Network 1 Financial Securities, Inc. and (2) the Issuer, to disburse the funds.

4.	Plan of Distribution of the Securities

Initial Offering Period: March 31, 2012

Extension Period, if any: 60 calendar days

5.	Title of Escrow Account

“Wizard World, Inc.”

6.	Escrow Agent Fees and Charges

The Escrow Agent shall be paid a fee of $2,500 as follows:

$500 upon execution of this Agreement; and
$2,000 upon closing.

The distribution/bank charges are as follows:

• $10.00 per check	• $25.00 per check returned (bounced) check
• $25.00 per wire	• $50.00 lost check replacement fee

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SCHEDULE 1

Subscriber Name	Amount ($)

49

SCHEDULE 5(a)

SUBSIDIARIES

Name of Subsidiary	Ownership Interests

Kick the Can Corp., a Nevada corporation	100%

Wizard World Digital, Inc., a Nevada corporation	100%

Kicking the Can, LLC	100%

Wizard Conventions , Inc.	100%

No exception to the Company’s representation that it owns all of the equity of the Subsidiaries and rights to receive equity of the Subsidiaries, free and clear of all liens, encumbrances and claims.

Wizard World, Inc. was formerly known as GoEnergy, Inc.

Kick the Can Corp. is doing business in New York under the assumed name ‘Wizard World.’

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SCHEDULE 5(d)

CAPITALIZATION

Wizard World, Inc.

1.	Authorized and Outstanding Stock:

(a)	Preferred Stock, par value $0.0001 per share – 50,000,000 authorized and 15,510 Series A Convertible Preferred outstanding; and
(b)	Common Stock, par value $0.0001 per share – 80,000,000 shares authorized and 34,687,735 outstanding pre-dilution.

2.	Outstanding rights to acquire or receive, directly or indirectly, any equity of the Company (e.g., options, warrants or rights to subscribe to securities, rights, understandings or obligations convertible into or exchangeable for or granting any right to subscribe for any shares of capital stock or other equity interest of the Company):

•	Warrants dated November 5, 2010, issued in connection with the Bridge Notes exercisable for an aggregate of 500,000 shares of common stock at an exercise price of $.60 per share;
•	An aggregate of 9,760 Series A Convertible Preferred Stock issued December 6, 2010 convertible into an aggregate of 24,400 shares of common stock at a conversion price of $0.40 per share;
•	An aggregate of 487,964 Series A Warrants dated December 6, 2010, exercisable for an aggregate of 813,273 shares of common stock at an exercise price of $.60 per share;
•	An aggregate of 5,750 Series A Convertible Preferred Stock issued April 18, 2011, convertible into an aggregate of 14,375 shares of common stock at a conversion price of $0.40 per share;

An aggregate of 287,500 Series A Warrants dated April 16, 2011, exercisable into an aggregate of 479,167 shares of common stock at an exercise price of $0.60 per share.

•	Convertible promissory notes with a face amount or $453,150, convertible into common stock at a conversion price of $0.60 per share;
•	Warrants issued in connection with the convertible promissory notes exercisable for an aggregate 377,624 shares of common stock at an exercise price of $0.60 per share;
•	Senior Convertible Debentures with a face amount of $325,000, convertible into common stock at a conversion price of $0.40 per share;
•	Warrants issued in connection with the convertible promissory notes exercisable for an aggregate 406,250 shares of common stock at an exercise price of $0.60 per share;

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See also Item 3 below.

3.	Officer, director, employee and consultant stock option or stock incentive plan or similar plan:

Officer, director, employee and consultant stock option

•	Non-qualified stock options pursuant to which each of three consultants was granted 1,000,000 stock options exercisable at $0.40 per share;
•	Non-qualified stock options issued to each director, except for Chairman Michael Mathews, to purchase up to 150,000 shares of the Company’s common stock at an exercise price per share equal to the closing price of the Company’s Common Stock on the execution date of a director agreement entered into between the Company and such director; and
•	Company committed to award consultants 945,000 shares of common stock.

Stock incentive plan or similar plan

•	2011 Incentive Stock and Award Plan

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SCHEDULE 5(f)

ANTIDILUTION AND REGISTRATION RIGHTS

1.	Triggered anti-dilution rights/reset/repricing:

•	Warrants dated November 5, 2010, issued in connection with the Bridge Notes; exercisable for an aggregate of 500,000 shares at an exercise price of $0.60 per share;
•	An aggregate of 9,760 Series A Convertible Preferred Stock issued December 6, 2010, convertible into an aggregate of 24,400 shares of common stock at a conversion price of $0.40 per share;
•	An aggregate of 487,964 Series A Warrants dated December 6, 2010, exercisable for an aggregate of 813,273 shares of common stock at an exercise price of $0.60 per share;
•	An aggregate of 5,750 Series A Convertible Preferred Stock issued April 18, 2011, convertible into an aggregate of 14,375 shares of common stock at a conversion price of $0.40 per share;
•	An aggregate of 287,500 Series A Warrants dated April 16, 2011, exercisable into an aggregate of 479,167 shares of common stock at an exercise price of $0.60 per share;
•	Convertible promissory notes with a face amount or $453,150, convertible into common stock at a conversion price of $0.60 per share;
•	Warrants issued in connection with the convertible promissory notes exercisable for an aggregate 406,250 shares of common stock at an exercise price of $0.60 per share;
•	Non-qualified stock options pursuant to which each of three consultants was granted 1,000,000 stock options exercisable at $0.40 per share; and
•	Non-qualified stock options issued to each director, except for Chairman Michael Mathews, to purchase up to 150,000 shares of the Company’s common stock at an exercise price per share equal to the closing price of the Company’s Common Stock on the execution date of a director agreement entered into between the Company and such director.

2.	Triggered registration rights:

•	Warrants dated November 5, 2010, issued in connection with the Bridge Notes; exercisable for an aggregate of 500,000 shares at an exercise price of $0.60 per share;
•	An aggregate of 9,760 Series A Convertible Preferred Stock issued December 6, 2010, convertible into an aggregate of 24,400 shares of common stock at a conversion price of $0.40 per share;
•	An aggregate of 487,964 Series A Warrants dated December 6, 2010, exercisable for an aggregate of 813,273 shares of common stock at an exercise price of $0.60 per share;

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•	An aggregate of 5,750 Series A Convertible Preferred Stock issued April 18, 2011, convertible at a conversion price of $0.40 per share;
•	Series A Warrants dated April 16, 2011, exercisable into an aggregate of 479,167 shares of common stock at an exercise price of $0.60 per share;
•	Convertible promissory notes with a face amount or $453,150, convertible into common stock at a conversion price of $0.60 per share;
•	Warrants issued in connection with the convertible promissory notes exercisable for an aggregate 406,250 shares of common stock at an exercise price of $0.60 per share;
•	Non-qualified stock options pursuant to which each of three consultants was granted 1,000,000 stock options exercisable at $0.40 per share; and
•	Non-qualified stock options issued to each director, except for Chairman Michael Mathews, to purchase up to 150,000 shares of the Company’s common stock at an exercise price per share equal to the closing price of the Company’s Common Stock on the execution date of a director agreement entered into between the Company and such director.

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SCHEDULE 5(o)

UNDISCLOSED LIABILITIES

None.

55

SCHEDULE 5(w)

TRANSFER AGENT

VStock Transfer, LLC

77 Spruce Street, Suite 201

Cedarhurst, New York 11516

Attn: Yoel Goldfeder, Esq.

Chief Executive Officer

Phone: (212) 828-8436

Facsimile: (646) 536-3179

Email: yoel@vstocktransfer.com

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SCHEDULE 9(e)

USE OF PROCEEDS

All proceeds will be used for working capital and general corporate purposes.

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SCHEDULE 9(l)

INTELLECTUAL PROPERTY

Wizard World, Inc.

•	Website www.wizardworld.com
•	Wizard World Digital newsletter
•	www.pop-fi.com
•	Flash game
•	Android and iPhone apps
•	Integration with iPad

Kick the Can Corp.

•	Domain name www.wizardworld.com;
•	License to use a subscriber database granted to Kick the Can Corp. by Wizard Entertainment (d/b/a Gareb Shamus Enterprises, Inc.), the licensor; and
•	The following comic conventions:

1.	Atlanta Comic Convention, including, without limitation, the assignment of the Memorandum, dated January 1, 2010, by and between Kick the Can Corp. and Wes Tillander; and ‘Atlanta Comic Convention’ (non-exclusive).

2.	Big Apple Comic Convention, including, without limitation, the assignment of the Memorandum, dated April 1, 2009, by and between Kick the Can Corp. and Big Apple Tables, LLC; ‘Big Apple Con’; www.bigapplecon.com; and mail and email lists (non-exclusive).

3.	Cincinnati Comic Convention, including, without limitation, the assignment of the Memorandum, dated January 4, 2010, by and between Kick the Can Corp. and Marc Ballard; and ‘Cincinnati Comic Con’ (non-exclusive).

4.	Connecticut Comic Convention, including, without limitation, the assignment of the Memorandum, dated May 2010, by and among Kick the Can Corp. and Alternative Universe, Mitchell Hallock, Erik Yaeko and Jay Claus; ‘ComiConn’ (non-exclusive); and mail and email lists (non-exclusive).

5.	Nashville Comic Convention, including, without limitation, the assignment of the Memorandum, dated January 4, 2010, by and between Kick the Can Corp. and Marc Ballard; and ‘Nashville Comic Con’ (non-exclusive).

6.	New England Comic Convention, including, without limitation, the assignment of the Memorandum, dated November 16, 2009, by and between Kick the Can Corp. and Harrisons Limited (Harrisons); ‘New England Comic Con’; and ‘NECC’.

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7.	North Coast Comic Convention, including, without limitation, the assignment of the Memorandum, dated January 2010, by and between Kick the Can Corp. and Roger Priebe; ‘North Coast Comic Con’ (non-exclusive); and mail and email lists (non-exclusive).

8.	Toronto Comic Convention, including, without limitation, the assignment of the Memorandum, dated June 2009, by and among Kick the Can Corp., Peter Dixon and Paradise Conventions; ‘Paradise Toronto Comicon’; and www.torontocomicon.com.

9.	New Orleans Comic Convention, including, without limitation, the assignment of a Memorandum or agreement from Ronnie Prudhomme to Kick the Can Corp.; ‘Nola’; Nola Comic Con marks (non-exclusive); and mail and email lists (non-exclusive).

10.	Winnipeg (Central Canada) Comic Convention, including, without limitation, the assignment of a Memorandum or agreement from Michael Damien Paille to Kick the Can Corp.; ‘Central Canada Comic Con’; C4 marks (non-exclusive); and mail and email lists ((non-exclusive).

Kick the Can Corp. may acquire, if not already owned, the following comic conventions:

11.	Houston Comic Convention, including, without limitation, the assignment of a Memorandum or agreement from Robert Quijano to Kick the Can Corp.; ‘Houston Comic Con’ (non-exclusive); and mail and email lists ((non-exclusive).

12.	Mid-Ohio Comic Convention, including, without limitation, the assignment of a Memorandum or agreement from CGC Holdings LLC; ‘Mid-Ohio-Con’; and Ohio Comic-Con marks

13.	Austin Comic Convention

14.	Anaheim Comic Convention

15.	Miami Comic Convention

16.	Philadelphia Comic Convention

17.	Chicago Comic Convention

18.	Los Angeles Comic Convention

Wizard World Digital, Inc.

Wizard World Girls

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SCHEDULE 11(a)

See Schedule 5(d) hereof

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